                             UNDERWRITING AGREEMENT


                                                                       Exhibit 1

                                                     July 9, 2001



ELI LILLY AND COMPANY
Lilly Corporate Center
Indianapolis, Indiana 46285

Dear Sirs:

         The undersigned (the "Underwriters") understand that Eli Lilly and Company, an Indiana corporation (the "Company"), proposes to issue and sell $400,000,000 aggregate principal amount of 5.50% Notes due 2006 (the "Notes").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of the Notes set forth below opposite their names at a purchase price of 99.265% of the principal amount thereof, plus accrued interest from July 12, 2001 to the date of payment and delivery:



                                                              Principal Amount
                        Name                                      of Notes
                        ----                                      --------


J.P. Morgan Securities Inc.                                    $160,000,000

Salomon Smith Barney Inc.                                       160,000,000

Banc of America Securities LLC                                   20,000,000

Banc One Capital Markets, Inc.                                   20,000,000

Mellon Financial Markets, LLC                                    20,000,000

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                           20,000,000

                                                               ------------

    Total...................................                   $400,000,000
                                                               ============

         The Underwriters will pay for the Notes upon delivery thereof at the office of Davis Polk & Wardwell at 10:00 a.m. (New York time) on July 12, 2001 or at such other time, not later than 5:00 p.m. (New York time) on July 19, 2001, as shall be agreed upon by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

         The Notes shall have the respective terms set forth in the Prospectus dated April 20, 2000 and the Prospectus Supplement dated July 9, 2001, including the following:

         Maturity Date:           July 15, 2006

         Interest Rate:           5.50% per annum

         Redemption               Provisions: The Notes will be
                                  redeemable in whole or in part at
                                  the option of the Company at any
                                  time at a redemption price equal to
                                  the greater of (i) 100% of their
                                  principal amount or (ii) the sum of
                                  the present values of the remaining
                                  scheduled payments of principal and
                                  interest thereon discounted to the
                                  date of redemption on a semiannual
                                  basis (assuming a 360-day year
                                  consisting of twelve 30-day months)
                                  at the Treasury Rate (as defined in
                                  the Prospectus Supplement), plus
                                  12.5 basis points, plus in each case
                                  accrued and unpaid interest to the
                                  date of redemption

         Interest Payment Dates:  January 15 and July 15 commencing
                                  January 15, 2002 (interest accrues
                                  from July 12, 2001)


         Form and Denomination:   Notes will be issued in the form of global
                                  securities in the aggregate principal amount of $400,000,000

         Specified Funds for and
         Manner of Payment of
         Purchase Price:          Federal funds

         Price to Public:         99.615%

         All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) dated March 18, 1993, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not a Note shall not be deemed to be a part of this Agreement, (iii) all references in such document to the "Manager" shall be deemed to refer to the Underwriters, (iv) the opinion referred to in Section 4(c) shall be delivered by James B. Lootens, Esq., Associate General Counsel of the Company and (v) the Company agrees to use its best efforts to cause the Notes to be listed on the Luxembourg Stock Exchange as soon as practicable.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                    Very truly yours,

                                    J.P. MORGAN SECURITIES INC.
                                    SALOMON SMITH BARNEY INC.
                                    BANC OF AMERICA SECURITIES LLC
                                    BANC ONE CAPITAL MARKETS, INC.
                                    MELLON FINANCIAL MARKETS, LLC
                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

                                    By: J.P. MORGAN SECURITIES INC.


                                    By:    /s/ Robert Nordlinger
                                           ------------------------------
                                    Name:  Robert Nordlinger
                                    Title: Vice President

                                    By: SALOMON SMITH BARNEY INC.


                                    By:    /s/ Barbara Wansbrough
                                           ------------------------------
                                    Name:  Barbara Wansbrough
                                    Title: Vice President

Accepted:

ELI LILLY AND COMPANY


By:    /s/ Thomas W. Grein
       ------------------------
Name:  Thomas W. Grein
Title: Vice President and
       Treasurer